DELAWARE GROUP EQUITY FUNDS V

Registration No. 811-04413
FORM N-SAR
Annual Period Ended November 30, 2016

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.
WS: MFG_Philadelphia: 906557: v1

WS: MFG_Philadelphia: 865303: v1